Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of the 1st day of July, 1999, by and between Goshen Savings Bank, a stock savings bank organized and operating under the federal laws of the United States and having its executive office at One South Church Street, Goshen, New York 10924 (the "Bank"), and Stephen W. Dederick (the "Executive Officer"), residing at 946 Oregon Trail, Pine Bush, New York 12566.

     Whereas, the Executive Officer currently serves the Bank as Senior Vice President and Chief Financial Officer; and

     Whereas, in order to secure the Executive Officer's continued services, the Board of Directors of the Bank (the "Board") has approved this Agreement; and

     Whereas, the Executive Officer is willing to continue to make his or her services available to the Bank on the terms and conditions set forth herein; and

     Whereas, the Bank recognizes that a third party may at some time in the future pursue a Change in Control (as defined in section 9 of this Agreement) of the Bank and that this possibility may result in the departure or distraction of the Bank's executive officers; and

     Whereas, the Bank has determined that appropriate steps should be taken to encourage the continued attention and dedication of the Bank's executive officers, including the Executive Officer, to their duties for the Bank without the distraction that may arise from the possibility of a Change in Control of the Bank; and

     Whereas, the Bank believes that, by assuring certain officers, including the Executive Officer, of reasonable financial security in the event of a Change in Control of the Bank, such officers will be in a position to perform their duties free from financial self interest and in the best interests of the Bank and its shareholders; and

     Whereas, for purposes of securing the Executive Officer's services for the Bank, the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank to enter into an employment agreement with the Executive Officer on the terms and conditions set forth herein; and

     Now, Therefore, in consideration of the mutual covenants set forth below, the parties agree as follows:

     1. Employment. The Bank continues the employment of the Executive Officer as its Senior Vice President and Chief Financial Officer, and the Executive Officer accepts such continued employment.

     2. Assurance Period.

     (a) If, during the period from the date of this Agreement until June 30, 2000, subject to extension by the Board upon review of the Executive Officer's performance, there occurs a Change in Control, there shall automatically come into existence an Assurance Period which shall be the period from the date of such Change in Control through the third anniversary of the Change in Control (the "Assurance Period"). The Assurance Period shall be part of the term of this Agreement.

     3. Compensation.

     (a) In consideration for services rendered by the Executive Officer to the Bank, the Bank shall pay to the Executive Officer a salary which, except as otherwise provided in this Agreement, shall be at the discretion of the Board. Salary shall be paid in accordance with the Bank's customary payroll practices for other employees.

     (b) In no event shall the Executive Officer's annual rate of salary under this Agreement in effect immediately prior to a Change in Control be reduced after the Change in Control, nor shall it be reduced prior to the Change in Control in contemplation thereof.


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     4. Employee  Benefits  Plans and Programs;  Other  Compensation.  Except as
otherwise provided in this Agreement, the Executive Officer shall be entitled to participate in and receive benefits under the Bank's pension plan, group life, health and disability insurance plans, and such other employee benefit plans and programs, as the Bank may maintain from time to time, on terms no less favorable than any other employee. Following a Change in Control, all such benefits to the Executive Officer shall be continued on terms and conditions substantially identical to, and in no event less favorable than, those in effect prior to the Change in Control, without regard to any reduction in contemplation of a Change in Control.

     5. Board Memberships and Personal Activities. The Executive Officer may serve as a member of the board of directors of such business, community and charitable organizations as he or she may disclose to the Board from time to time, and he or she may engage in personal business and investment activities for his or her own account; provided, however, that such service and personal business and investment activities shall not (a) materially interfere with the performance of his or her duties under this Agreement, and (b) involve entities which either compete with the Bank or may reasonably be expected to negatively impact on the Bank's standing and reputation in the community it serves.

     6. Working Facilities and Expenses. The Executive Officer's principal place of employment shall be at the Bank's executive offices in Orange County, New York. The Bank shall provide the Executive Officer, at such principal place of employment, with support services and facilities suitable to his or her position with the Bank and necessary or appropriate in connection with the performance of his or her assigned duties under this Agreement. The Bank shall reimburse the Executive Officer for his or her ordinary and necessary business expenses, including reasonable travel and entertainment expenses incurred in connection with the performance of his or her duties under this Agreement, upon presentation to the Bank of itemized accounts of such expenses in such form as the Bank may reasonably require.

     7. Termination. The Board may terminate the Executive Officer's employment at any time, with or without cause, and unless such termination occurs after a Change in Control, the Bank shall have no further obligation under this Agreement, and the Executive Officer is not entitled to receive continued benefits and payments after any such termination, other than as follows:

          (i) His or her earned but unpaid salary through the date of termination, payable when due but not later than thirty (30) days after the termination.

          (ii) The benefits, if any, to which the Executive Officer and his or her family and dependents are entitled as a former Executive
     Officer/employee, or family or dependents of a former Executive Officer/employee, under the employee benefit and compensation plans, including, without limitation, stock options, restricted stock awards, and participation in tax-qualified stock bonus plans benefiting the Bank's Executive Officers and employees, as in effect on the date of termination,

          (iii) Payment for all unused vacation days and floating holidays accrued through the date of termination at his or her highest annual rate of salary for such year.

     8. Death. If the Executive Officer dies during the Employment Period, this Agreement shall terminate and the Bank shall pay to his or her designated beneficiary(ies) the amounts and provide the benefits set forth in sections 7(b)
(i), (ii) and (iii).

     9. Definition of Change in Control.

     For purposes of this Agreement, a Change in Control of the Bank shall mean:

          (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (i) GSB Financial Corporation;
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees


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     of the Bank;  (iii) a corporation  owned,  directly or  indirectly,  by the stockholders of the Bank in substantially the same proportions as their ownership of stock of the Bank; or (iv) the Executive Officer, or any group otherwise constituting a person in which the Executive Officer is a member, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities issued by the Bank representing twenty-five (25%) or more of the combined voting power of all of the Bank's then outstanding securities; or

          (b) the occurrence of any event upon which the individuals who on the date this Agreement is made are members of the Board, together with their successors as described in section 11 below, cease for any reason to constitute a majority of the members of the Board; or

          (c) the shareholders of the Bank approve either:

               (i) a merger or consolidation of the Bank with any other corporation, other than a merger or consolidation following which of the following conditions are satisfied:

               (A) (x) the members of the Board immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution immediately after such merger or consolidation; and (y) the shareholders of the Bank immediately prior to such merger or consolidation own securities of the resulting institution immediately after such merger or consolidation representing fifty percent (50%) or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of the Bank before such merger or consolidation; and

               (2) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Bank's obligations under this Agreement; or

               (ii) a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of its assets; or

          (d) any event which would be described in sections 9(a), (b) or (c) if the term "Parent Corporation of the Bank" were substituted for the term "Bank" therein. Such an event shall be deemed to be a Change in Control under the relevant provision of sections 9(a), (b) or (c).

It is understood and agreed that more than one Change in Control may occur at the same or different times during the Employment Period and that the provisions of this Agreement shall apply with equal force and effect with respect to each such Change in Control. For the purpose of this section, a successor of a director shall mean any person who is elected or nominated for election to the Board by a majority of the directors of the Bank, who are either directors of the Bank as of the date of this Agreement or who are themselves successors as defined in this sentence. For the purposes of section 9(c)(i)(A), if there are two or more mergers or consolidations which are substantially contemporaneous in time, the consummation of which are separated in time principally for regulatory, convenience or administrative reasons, then such mergers or consolidations shall be deemed one transaction for the purpose of the terms "immediately prior" and "immediately after."

     10. Change in Control - Termination and Severance Benefits.

     (a) In the event of a Change in Control, the Executive Officer shall have the right to terminate employment with the Bank at any time during the Assurance Period upon any of the following occurrences:

          (i) if the  Executive  Officer  ceases  to serve  in a senior  officer
     position   with  the  Bank  or  its   successor   or  his  or  her  duties,
     responsibilities or title are not commensurate with senior officer status;


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          (ii) the Executive Officer is not afforded the same  opportunities for salary increases, bonuses, promotions, increased work responsibilities, perquisites and similar other types of benefits afforded to other executive officers of the successor to the Bank;

          (iii) the principal office at which the Executive Officer is required to work is relocated outside of Orange County; or

          (iv) a reduction in the compensation paid to the Executive Officer below the rate of compensation paid prior to the commencement of the Assurance Period, or a material reduction in the benefits provided to the Executive Officer under the Bank's program of employee benefits, compared with the compensation and benefits that were provided to the Executive Officer on the day before the Assurance Period commenced excluding the effect of any reductions in compensation or benefits in contemplation of any Change in Control, unless (i) mandated by any regulatory authority having jurisdiction over the Bank or (ii) so reduced with the prior written consent of the Executive Officer.

     (b) If the Bank or any successor to the Bank terminates the Executive Officer's employment with the Bank or such successor after a Change in Control without his or her consent, or if the termination is by the Executive Officer pursuant to section 10(a), the following benefits and amounts shall be paid or provided to the Executive Officer:

          (i) all  payments and  benefits  set forth in section  7(i),  (ii) and
     (iii);

          (ii) continued group life, health and disability insurance benefits as though the Executive Officer had continued to be employed under this Agreement through the end of the Assurance Period;

          (iii) within thirty days after termination, a lump sum payment equal to the present value of the total salary and bonuses that the Executive Officer would have earned if he or she had worked for the Bank until the end of the Assurance Period at the highest annual rate of salary and the highest annual bonus paid to the Executive Officer during the two years prior to the Change in Control; and

          (iv) within thirty days after termination, a lump sum payment equal to the present value of the difference between (a) the amount which the Executive Officer would have been entitled to receive (for all plans in the nature of defined benefit plans) or contributed on his or her behalf (for all plans in the nature of defined contribution, profit sharing, incentive, bonus or award plans) if employment had not terminated prior to the end of the Assurance Period and (b) the amount which will be received or contributed based on the actual termination. This provision shall encompass pension plans, profit sharing plans, 401(k) plans, ESOPs, bonus plans, supplemental executive retirement plans, and all other plans providing for post-termination or salary augmentation payments to the Executive Officer whether or not tax qualified, which were in effect on the day prior to the Change in Control, but excluding the effect of any reductions in benefits in contemplation of the Change in Control.

     (c) In calculating payments under section 10(b), the discount rate used for determining present value shall be 3%, compounded monthly, based upon the scheduled due dates of the future payments in accordance with the terms of the plans and customary practice of the Bank. Benefits to which the Executive Officer would have been entitled had the termination not occurred shall be determined by including full credit for years of service and attained age through the end of the Assurance Period as though the termination had not occurred. If applicable, benefits shall be assumed to be payable in a single life annuity and actuarial benefits shall be based upon mortality tables under
Section 72 of the Internal Revenue Code of 1986. If any benefits or payments would have required any payment or contribution by the Executive Officer, it shall be assumed that the Executive Officer made the highest permissible payment or contribution.

     (d) The Executive Officer shall not be required to mitigate the amount of any payment provided for in this section 10 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this section 10 be reduced by any compensation earned by the Executive Officer as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive Officer


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to the Bank or the  parent  corporation  of the  Bank,  or  otherwise  except as specifically provided in this Agreement. The damages incurred by the Executive Officer due to a termination triggering the benefits described in section 10(b) are not capable of accurate measurement on the date of this Agreement and the benefits and payments provided for in this Agreement constitute a reasonable estimate of all damages that would be sustained consequence due to such termination, other than damages arising under or out of any stock option, restricted stock or other non-qualified stock acquisition or investment plan or program, it being understood and agreed that this Agreement does not determine the measurement of damages under any such plan or program in respect of any termination of employment.

     11. Successors and Assigns.

     (a) The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

     (b) This Agreement will inure to the benefit of and be binding upon the Executive Officer, his or her legal representatives and testate or intestate distributes, and the Bank, their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Bank may be sold or otherwise transferred.

     12. Notices. Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, or next day mail via Federal Express or United Parcel Service addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

     If to the Executive Officer:

     Stephen W. Dederick
     946 Oregon Trail
     Pine Bush, New York 12566

     If to the Bank:

     Goshen Savings Bank
     One South Church Street
     Goshen, New York  10924
     Attention: Chairman of the Board of Directors


     With a copy to:

     Serchuk & Zelermyer, LLP
     81 Main Street
     White Plains, NY 10601
     Attention:  Jay L. Hack, Esq.

     13. Enforcement Costs and Attorneys' Fees. The Bank shall pay to or on behalf of the Executive Officer all reasonable costs, including reasonable legal fees, incurred by him or her in connection with or arising out of his or her consultation with legal counsel or in connection with or arising out of any action, suit or proceeding in which he or she may be involved, as a result of his or her efforts, in good faith, to defend or enforce the terms of this Agreement, provided that the Executive Officer shall have substantially prevailed on the merits pursuant to a


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judgment,  decree  or  order  of a  court  of  competent  jurisdiction  or of an arbitrator in an arbitration proceeding, or in a settlement. Any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of the Executive Officer's entitlement to payments under this section, and any such payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

     14. Severability. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     15. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against who its enforcement is sought. Any waiver or relinquishment of such right or power at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     16.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, and in the absence of controlling New York law, the federal laws of the United States, without reference to conflicts of law principles.

     18. Headings and Construction. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     19. Entire Agreement; Modifications. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof between the Bank and the Executive Officer. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     20. Required Regulatory Provisions. The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

          (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive Officer under section 10(b) hereof (exclusive of amounts described in section 10(b)(i)) exceed three times the Executive Officer's average annual total compensation for the last five consecutive calendar years to end prior to his or her termination of employment with the Bank (or for his or her entire period of employment with the Bank if less than five calendar years).

          (b) Notwithstanding anything contained herein to the contrary, the Executive Officer shall have no right to receive compensation or other benefits for any period after termination for cause. "Termination for Cause" shall include termination of the Executive Officer due to any of the following: (i) personal dishonesty, (ii) incompetence or intentional failure to perform regular duties, (iii) willful misconduct or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, (iv) breach of fiduciary duty involving personal profit or (v) material breach of any provision of this Agreement.

          (c) Notwithstanding anything herein contained to the contrary, any payments to the Executive Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (the "FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.


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          (d) Notwithstanding  anything herein contained to the contrary, if the
     Executive Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C.
     Section 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

          (e) Notwithstanding anything herein contained to the contrary, if the Executive Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C.  Section 1818(e)(4) or
     (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive Officer shall not be affected.

          (f) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1)), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive Officer shall not be affected.

          (g) Notwithstanding anything herein contained to the contrary, all obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift
     Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c); (ii) by the Director of the OTS or his or her designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

     If and to the extent that any of the  provisions of this section 20 are not
required  by  applicable  law,  rule  or  regulation,   the  same  shall  become
inoperative as though eliminated by formal amendment of this Agreement.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Executive Officer has hereto set his or her hand, all as of the day and year first above written.


                                        ---------------------------------------
                                        Stephen W. Dederick, Executive Officer


                                        GOSHEN SAVINGS BANK

                                        By
                                             ----------------------------------
                                             Thomas V. Guarino, President


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